CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-264731 on Form S-6 of our report dated July 8, 2022, relating to the financial statement of FT 10167, comprising Value Line(R) Target Safety 30 3Q '22 - Term 10/6/23 (Value Line(R) Target Safety 30 Portfolio, 3rd Quarter 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 8, 2022